Exhibit 21.1
POLYONE CORPORATION
SUBSIDIARIES

NAME	FORMATION JURISDICTION

1997 Chloralkali Venture, Inc.	Alabama
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
BayOne Canada, Inc. (50% owned)	Canada
BayOne Urethane Systems, LLC (50% owned)	Delaware
Conexus, Inc.	Nevada
GLS Corporation	Illinois
GLS Hong Kong Limited	China
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd	China
GLS Trading (Suzhou) Co., Ltd.	China
Geon Development, Inc.	Ohio
Geon Polimeros Andinos S.A. (50% owned)	Colombia
Hanna France SARL	France
Hollinger Development Company	Nevada
L. E. Carpenter & Company	Delaware
LP Holdings	Canada
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Company	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
NEU Specialty Engineered Materials, LLC	Ohio
New LaPorte Chemicals, LLC	Delaware
O’Sullivan Films, Inc. (18% owned)	Delaware
O’Sullivan Plastics Corporation	Nevada
O’Sullivan Films Holding Corporation	Delaware
P.I. Europe CV	Netherlands
Polimeks Plastik San. ve Tic. A.S.	Turkey
Polymer Diagnostics, Inc.	Ohio
PolyOne, LLC	Delaware
PolyOne Belgium SA	Belgium
PolyOne Canada Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Controladora SA de CV	Mexico
PolyOne CR s.r.o.	Czech Republic

Exhibit 21.1 (cont’d)

NAME	FORMATION JURISDICTION

PolyOne Deutschland, GmbH	Germany
PolyOne Distribution de Mexico S.A. de C.V.	Mexico
PolyOne Engineered Films, Inc.	Virginia
PolyOne Espana, S.L.	Spain
PolyOne Europe Logistics, S.A.	Belgium
PolyOne Funding Corporation	Delaware
PolyOne Funding Canada Corporation	Canada
PolyOne International Financial Services Company	Ireland
PolyOne International Trading (Shanghai) Co., Ltd.	China
PolyOne Italy, Srl	Italy
PolyOne Management International Holding, S.L.	Spain
PolyOne France S.A.S.	France
PolyOne Hong Kong Holding Ltd.	Hong Kong
PolyOne Hungary, Ltd.	Hungary
PolyOne Japan K.K.	Japan
PolyOne Luxembourg S.a.R.L.	Luxembourg
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polska, Sp.z.o.o.	Poland
PolyOne Polymers India Pvt. Ltd	India
PolyOne-Shenzhen Co. Ltd.	China
PolyOne Shanghai, China	China
PolyOne Singapore, Ltd.	Singapore
PolyOne-Suzhou, China	China
PolyOne Sweden, AB	Sweden
PolyOne Termoplasticos do Brasil Ltda.	Brazil
PolyOne Th. Bergmann, GmbH	Germany
PolyOne Tianjin, China	China
PolyOne Vinyl Compounds Asia Holdings Limited	British Virgin Islands
PolyOne Vinyl Compounds Dongguan Co. Ltd.	China
PolyOne Wilflex Australasia Pty Ltd.	Australia
Regalite Plastics Corporation	Massachusetts
Shawnee Holdings, Inc.	Virginia
Star Color Co. Ltd.	Thailand
Sunbelt Chlor-Alkali Partnership (50% owned)	Delaware
Tekno Polimer Muhendislik Plastikleri San. ve Tic. A.S.	Turkey
Tekno Ticaret Muhendislik Plastikleri San. ve. Tic. A.S.	Turkey

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